UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 22, 2011

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 22, 2011, the Board of the Company amended Section 1.7 of the Company's Amended and Restated Bylaws (the "Bylaws") to change the voting standard for the election of directors in uncontested elections from a plurality to a majority of the votes cast. A majority of the votes cast means that the number of shares voted for a director must exceed the number of shares voted against the director. In conjunction with the bylaw amendment, the Board also approved amendments to the Company's Corporate Governance Guidelines to provide that each director submit in writing an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect that director. In that were to occur, the Nominating and Governance Committee would make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Governance Committee's recommendation, and publicly disclose its decision and the rationale behind it within 90 days after the date of the certification of the election results. Section 2.2 of the Bylaws was also amended to provide for contingent resignations and for a majority of Board members to fill any vacancy created by the future resignation.

The preceding description of the amendment to the Company's Bylaws is qualified in its entirety by reference to the Company's Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number Description

3.1 Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary B. Smith Hillary B. Smith

Date: March 22, 2011

EXHIBIT INDEX

Number Description

3.1 Amended & Restated Bylaws of the Company.